                                                                      Exhibit 23






INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Registration Statement Nos. 333-7366 and 33-25333 of Nortel Networks Corporation on Form S-8 of our report dated May 29, 2002, appearing in the Annual Report on Form 11-K of the Nortel Networks Long-Term Investment Plan for the fiscal year ended December 31, 2001.





DELOITTE & TOUCHE LLP


Nashville, Tennessee
June 26, 2002